FIRST AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS FIRST AMENDMENT dated as of April 20, 2010, to the Fund Accounting Servicing Agreement, dated as of September 12, 2007 (the "Agreement"), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the "Trust") on behalf of Geneva Advisors All Cap Growth Fund (the "Fund") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to amend the fees of the Agreement and to add a series; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Joseph Neuberger	By: /s/ Michael R. McVoy

Printed Name: Joseph Neuberger	Printed Name: Michael R. McVoy

Title: Chairman	Title: Executive Vice President

Amended Exhibit A
to the
Fund Accounting Servicing Agreement – Trust for Professional Managers

Fund Names

 Name of Series                                                                                                                                                              Date Added

Geneva Advisors All Cap Growth Fund                                                                                                                      on or after September 28, 2007
Geneva Advisors Equity Income Fund                                                                                                                         on or after April 20, 2010

Amended Exhibit B
to the
Fund Accounting Servicing Agreement – Trust for Professional Managers - Geneva

Multiple Series Trust FUND ACCOUNTING SERVICES FEE SCHEDULE at April 30, 2010

Annual Fund Accounting Fee Per Fund*
Base fee on the first $__ million plus
3.00 basis point on the next $__ million
2.00 basis point on the next $___ million
1.00 basis point on the balance

Annual Base Fee on First $__ Million Per Fund*
$____ per domestic equity fund
$____ per domestic balanced fund
$____ per domestic fixed income/global equity/money market fund
$____ per international/global fixed fund

Out-Of-Pocket Expenses
Including but not limited to pricing services, international corporate action services, fair value pricing services, factor services, customized reporting, and all other out-of-pocket expenses.

Additional Services
▪ Additional base fee of $____ for each additional class
▪ Additional base fee of $____ per manager/sub-advisor per fund
▪ Master/feeder products and international income funds

Conversion
▪ One month of service fee prior to service inception.

NOTE: All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Advisor’s signature below acknowledges approval of the fee schedules on this Amended Exhibit B
GENEVA INVESTMENT MANAGEMENT OF CHICAGO, LLC

By:  /s/ Thomas W. Ulrich

Printed Name and Title: Thomas W. Ulrich, Principal

Date:  April 20, 2010

Amended Exhibit B (continued) to the
Fund Accounting Servicing Agreement – Trust for Professional Managers - Geneva

FUND ACCOUNTING SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at April 30, 2010

Out-Of-Pocket Expenses
•  Pricing Services
• $___  Domestic and Canadian Equities
• $___  Options
• $___  Corp/Gov/Agency Bonds
• $___  CMO's
• $___  International Equities and Bonds
• $___  Municipal Bonds
• $___  Money Market Instruments
• $___ /Fund/Month - Mutual Fund Pricing
• $___/Equity Security/Month for Corporate Action Service
• $___ /Month Manual Security Pricing (>10/day)
•  Factor Services (BondBuyer)
• $___ /CMO/Month
• $___  /Mortgage Backed/Month
• $___ /Month Minimum Per Fund Group
•  Fair Value Services (FT Interactive)
• $___ on the first 100 securities per day
• $___ on the balance of securities per day

NOTE: Prices above are based on using IDC as the primary pricing service.  Alternative source costs may vary.

Advisor’s signature below acknowledges approval of the fee schedules on this Amended Exhibit B
GENEVA INVESTMENT MANAGEMENT OF CHICAGO, LLC

By:  /s/ Thomas W. Ulrich

Printed Name and Title: Thomas W. Ulrich, Principal

Date:  April 20, 2010